Exhibit 99.1

News Release

CONTACT:	Jeff Richardson (Analysts)	FOR IMMEDIATE RELEASE
	(513) 534-0983	October 19, 2006
Jim Eglseder (Analysts)
(513) 534-8424
Debra DeCourcy, APR (Media)
(513) 534-4153

FIFTH THIRD BANCORP REPORTS THIRD QUARTER 2006

EARNINGS OF $ 0.68 PER DILUTED SHARE

Fifth Third Bancorp’s third quarter 2006 earnings per diluted share were $0.68 compared to $0.69 in the second quarter of 2006 and $0.71 per diluted share for the same period in 2005. Third quarter net income totaled $377 million compared with $382 million last quarter and $395 million in the same quarter last year.

“Third quarter results reflect a net interest margin that has begun to stabilize given moderation of short-term interest rate increases and our disciplined efforts to improve our balance sheet positioning,” said George A. Schaefer, Jr., Chairman and CEO of Fifth Third Bancorp. “Additionally, noninterest income growth was within our expectations and expense control was solid, though we continue to invest in better distribution throughout our footprint. Credit costs remained relatively stable with previous quarters, though we recognize at this point in the credit cycle that some modest deterioration over time is to be expected. We remain focused on the long-term interests of our shareholders and believe we are making the right decisions to improve our franchise and position it for sustainable long-term growth. “

Net Interest Income

Net interest income on a taxable equivalent basis increased slightly from last quarter despite a two bps decline in the net interest margin. Earning assets remained relatively flat reflecting an $819 million reduction in the available-for-sale securities portfolio. Margin compression lessened during the quarter on the moderation in short-term rate increases, and was less than initially expected due to better demand deposit trends in the latter part of the quarter.

Net interest income decreased three percent compared with the third quarter 2005 on two percent growth in average earning assets, reflecting a 17 bps decline in the net interest margin. Margin compression resulted primarily from the prolonged and significant flattening of the yield curve, decreases in the net interest rate spread associated with increases in rates paid across deposit and other funding categories, and mix shift within the deposit base to higher cost deposit categories. Despite strong loan growth, earning asset growth trends relative to the same quarter last year have been muted by a $3.5 billion reduction in the average available-for-sale securities portfolio. Fifth Third is focused on maintaining recent strong loan growth trends and growing core deposit balances in order to improve the funding mix, more effectively fund future loan growth and improve net interest margin trends.

Noninterest Income

Noninterest income increased by one percent compared with last quarter and six percent over the same quarter last year. Strong performance in electronic payment processing and corporate banking revenues were mitigated by trends in deposit service charges and mortgage banking revenue.

Electronic payment processing (EPP) revenue increased three percent sequentially largely reflecting strong growth in the merchant business, mitigated by the effects of slower consumer spending on EFT revenue. EPP revenue increased 15 percent over the same quarter last year on strong increases in EFT revenue and slower growth in the merchant business. Growth in the merchant business is expected to increase as national merchant contract additions announced throughout 2006 begin to be fully realized. Fifth Third remains confident in the near and intermediate term growth outlook in this business and continues to see significant opportunities in attracting new financial institution customers and retailers.

Deposit service revenue was stable compared with last quarter and declined two percent compared with the same quarter last year. Retail deposit revenue increased by four percent sequentially while commercial deposit revenue declined by five percent sequentially. Sequential growth in commercial relationships was more than mitigated by the impact of higher interest rates on earnings credits for compensating balances in deposit accounts. Compared with the same quarter last year, solid retail deposit account growth was offset by lower average balances, and higher earnings credit rates on commercial deposit accounts more than offset new account additions and treasury management product sales.

Investment advisory revenue declined eight percent versus a seasonally strong second quarter that reflected annually assessed trust and tax related fees. Results were flat compared with the same quarter last year. Fifth Third continues to focus its efforts on improving execution in retail brokerage and retail mutual funds, and on growing the institutional money management business by improving penetration and cross-sell in our large middle market commercial customer base.

Corporate banking revenue totaled $79 million in the third quarter, a decline of four percent sequentially, primarily reflecting lower fees associated with letters of credit. Revenue increased 11 percent over the $71 million earned in the same quarter last year, highlighted by increases in institutional fees and other commercial fees.

Mortgage banking net revenue totaled $36 million, reflecting $21 million in total origination fees and loan sales and $15 million in net servicing revenue, compared with $41 million last quarter and $45 million a year ago. Mortgage originations were $2.3 billion in the third quarter versus $2.6 billion last quarter and $2.9 billion in the third quarter of 2005. Net servicing revenue included $30 million of gross servicing fees, less $18 million in amortization, plus $3 million in net MSR valuation adjustment. The net MSR valuation adjustment included mark-to-market adjustments, settlement of free-standing derivative financial instruments, and corresponding valuation adjustments, resulting from interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, was $498 million at quarter end on a servicing portfolio of $27.8 billion, compared with $483 million last quarter on a servicing portfolio of $27.1 billion.

Other noninterest income totaled $87 million in the third quarter, compared with $76 million last quarter and $82 million in the same quarter last year. The increases reflect net gains totaling $10.5 million from the sale of three Indiana branches announced in May 2006 and the sale of $23 million of out-of-footprint credit card receivables, both completed in September. Strength in cardholder and loan fees otherwise offset the effect of runoff in the consumer lease portfolio.

Net securities gains totaled $19 million in the third quarter, compared with $14 million last quarter and $8 million in the same quarter last year. Third quarter 2006 net securities gains included a $53 million gain from sale of MasterCard, Inc. shares. Results also included $34 million of losses on investment securities.

Noninterest Expense

Total noninterest expense increased by $8 million or one percent from second quarter 2006 levels and by five percent over the same quarter last year. Comparisons reflect an $11 million charge in the third quarter associated with the early extinguishment of debt in the form of a $300 million structured repurchase agreement. Sequential comparisons also reflect an additional $8 million of pension settlement expenses, similar to the level experienced in the third quarter of last year. Second quarter expenses included $9 million of expense related to the April 2006 issuance of stock-based awards to retirement-eligible employees. Excluding the above-mentioned items, noninterest expense was flat sequentially and increased three percent compared with last year. The remaining increase versus the year ago quarter primarily reflected higher volume-related bankcard expenditures and occupancy expenditures related to the addition of de-novo banking centers. Fifth Third’s efficiency ratio was 55.5 percent in the third quarter compared to 55.3 percent last quarter and 53.5 percent in the third quarter of 2005.

Balance Sheet Trends

Average core deposits were relatively stable with second quarter levels, declining one percent on lower interest checking, demand and money market deposits, largely offset by growth in retail CDs and savings deposits. Compared with the third quarter last year, average core deposits rose five percent on growth in savings, retail CDs and money market accounts. Fifth Third continues to devote significant focus on attracting new deposit accounts and retaining existing accounts in order to fund loan growth.

Average loan and lease balances grew one percent sequentially, or five percent annualized. Average loans and leases increased by $5.4 billion, or eight percent, over third quarter last year. Commercial loans grew ten percent compared with the year ago and consumer loans grew five percent. Excluding run-off in the consumer lease portfolio totaling $524 million, loans and leases grew nine percent versus last year.

Credit Quality

Net charge-offs as a percentage of average loans and leases were 43 bps in the third quarter, compared with 37 bps last quarter and 38 bps in the third quarter of 2005. Net charge-offs were $79 million in the third quarter, compared with $64 million in the same quarter last year and $67 million in the second quarter of 2006. Gross charge-offs were $96 million, or 53 bps of loans and leases, consistent with levels in the prior two quarters. Recoveries were $17 million in the third quarter, down $12 million from high second quarter recovery levels. Nonperforming assets were 56 bps of total loans and leases and other real estate owned at quarter end, up 7 bps sequentially, with the net increase largely driven by two credits totaling $32 million. Nonperforming assets were 49 bps last quarter and 51 bps in the third quarter a year ago. Overall, the level of nonperforming loans and net charge-offs continues to represent a relatively small percentage of the total loan and lease portfolio. The provision for loan and lease losses totaled $87 million in the third quarter compared with $71 million last quarter and $69 million in the same quarter last year. The allowance for loan and lease losses represents 1.04 percent of total loans and leases outstanding as of quarter end, compared with 1.04 percent last quarter and 1.06 percent in the same quarter last year.

Conference Call

Fifth Third will host a conference call to discuss these third quarter financial results at 8:30 a.m. (Eastern Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available for approximately seven days by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (passcode: 7132813#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $105.8 billion in assets, operates 19 affiliates with 1,145 full-service Banking Centers, including 115 Bank Mart® locations open seven days a week inside select grocery stores and 2,114 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Pennsylvania and Missouri. Fifth Third operates five main businesses: Commercial Banking, Branch Banking, Consumer Lending, Investment Advisors and Fifth Third Processing Solutions. Fifth Third is among the largest money managers in the Midwest and, as of September 30, 2006, has $215 billion in assets under care, of which it manages $32 billion for individuals, corporations and not-for-profit organizations. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the NASDAQ® National Global Select Market System under the symbol “FITB.”

This report may contain forward-looking statements about the Registrant and/or the company as combined with acquired entities within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This report may contain certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Registrant and/or the combined company including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which the Registrant, one or more acquired entities and/or the combined company do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) changes and trends in the securities markets; (7) legislative or regulatory changes or actions, or significant litigation, adversely affect the Registrant, one or more acquired entities and/or the combined company or the businesses in which the Registrant, one or more acquired entities and/or the combined company are engaged; (8) difficulties in combining the operations of acquired entities and (9) the impact of reputational risk created by the developments discussed above on such matters as business generation and retention, funding and liquidity. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the United States Securities and Exchange Commission (SEC). Copies of this filing are available at no cost on the SEC’s Web site at www.sec.gov or on the Registrant’s Web site at www.53.com. The Registrant undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this report.

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Quarterly Financial Review for September 30, 2006

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended			% Change				Year to Date		% Change
	September 2006	June 2006	September 2005	Yr/Yr		Seq		September 2006	September 2005	Yr/Yr
Income Statement Data
Net interest income (a)	$719	$716	$745	(3%	)	-		$2,154	$2,262	(5%	)
Noninterest income	662	655	622	6%		1%		1,934	1,864	4%
Total revenue (a)	1,381	1,371	1,367	1%		1%		4,088	4,126	(1%	)
Provision for loan and lease losses	87	71	69	26%		22%		236	197	20%
Noninterest expense	767	759	732	5%		1%		2,257	2,164	4%
Net income	377	382	395	(5%	)	(1%	)	1,123	1,217	(8%	)

Common Share Data
Earnings per share, basic	$0.68	$0.69	$0.71	(4%	)	(1%	)	$2.02	$2.19	(8%	)
Earnings per share, diluted	0.68	0.69	0.71	(4%	)	(1%	)	2.01	2.18	(8%	)
Cash dividends per common share	0.40	0.40	0.38	5%		-		1.18	1.08	9%
Book value per share	17.96	17.13	16.93	6%		5%		17.96	16.93	6%
Dividend payout ratio	58.8%	58.0%	53.5%	10%		1%		58.7%	49.5%	19%
Market price per share:
High	$40.18	$41.02	$43.99	(9%	)	(2%	)	$41.43	$48.12	(14%	)
Low	35.95	35.86	36.38	(1%	)	-		35.86	36.38	(1%	)
End of period	38.08	36.95	36.75	4%		3%		38.08	36.75	4%
Common shares outstanding (in thousands)	558,066	557,894	554,400	1%		-		558,066	554,400	1%
Average common shares outstanding (in thousands):
Basic	555,565	554,978	553,855	-		-		554,985	554,687	-
Diluted	557,949	557,489	557,681	-		-		557,440	559,158	-
Market capitalization	$21,251	$20,614	$20,374	4%		3%		$21,251	$20,374	4%
Price/earnings ratio (b)	14.53	13.94	14.76	(2%	)	4%		14.53	14.76	(2%	)

Financial Ratios
Return on average assets	1.41%	1.45%	1.51%	(7%	)	(3%	)	1.42%	1.59%	(11%	)
Return on average equity	15.1%	16.0%	16.6%	(9%	)	(6%	)	15.5%	17.6%	(12%	)
Noninterest income as a percent of total revenue	48%	48%	46%	4%		-		47%	45%	4%
Average equity as a percent of average assets	9.33%	9.09%	9.11%	2%		3%		9.19%	9.04%	2%
Tangible equity	7.40%	6.92%	6.84%	8%		7%		7.40%	6.84%	8%
Net interest margin (a)	2.99%	3.01%	3.16%	(5%	)	(1%	)	3.03%	3.27%	(7%	)
Efficiency (a)	55.5%	55.3%	53.5%	4%		-		55.2%	52.4%	5%
Effective tax rate	27.6%	28.5%	29.2%	(5%	)	(3%	)	28.9%	30.1%	(4%	)

Credit Quality
Net losses charged off	$79	$67	$64	23%		18%		$219	$183	20%
Net losses charged off as a percent of average loans and leases	0.43%	0.37%	0.38%	13%		16%		0.41%	0.37%	11%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.04%	1.06%	(2%	)	-		1.04%	1.06%	(2%	)
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.16%	(2%	)	-		1.14%	1.16%	(2%	)
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.56%	0.49%	0.51%	10%		14%		0.56%	0.51%	10%

Average Balances
Loans and leases, including held for sale	$73,938	$73,093	$68,556	8%		1%		$72,896	$66,812	9%
Total securities and other short-term investments	21,582	22,439	24,915	(13%	)	(4%	)	22,309	25,578	(13%	)
Total assets	105,868	105,741	103,699	2%		-		105,452	102,501	3%
Transaction deposits	48,543	49,282	47,568	2%		(1%	)	48,923	47,591	3%
Core deposits	59,337	59,731	56,298	5%		(1%	)	59,257	55,862	6%
Wholesale funding	33,040	32,903	34,615	(5%	)	-		33,022	34,089	(3%	)
Shareholders’ equity	9,878	9,607	9,451	5%		3%		9,696	9,262	5%

Regulatory Capital Ratios (c)
Tier I capital	8.59%	8.52%	8.42%	2%		1%		8.59%	8.42%	2%
Total risk-based capital	10.55%	10.45%	10.54%	-		1%		10.55%	10.54%	-
Tier I leverage	8.54%	8.38%	7.93%	8%		2%		8.54%	7.93%	8%

Operations
Banking centers	1,145	1,138	1,106	4%		1%		1,145	1,106	4%
ATMs	2,114	2,034	1,996	6%		4%		2,114	1,996	6%
Full-time equivalent employees	21,301	21,230	21,674	(2%	)	-		21,301	21,674	(2%	)
(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	September 2006	June 2006	March 2006	December 2005	September 2005
Income Statement Data
Net interest income (a)	$719	$716	$718	$735	$745
Noninterest income	662	655	617	636	622
Total revenue (a)	1,381	1,371	1,335	1,371	1,367
Provision for loan and lease losses	87	71	78	134	69
Noninterest expense	767	759	731	763	732
Net income	377	382	363	332	395

Common Share Data
Earnings per share, basic	$0.68	$0.69	$0.66	$0.60	$0.71
Earnings per share, diluted	0.68	0.69	0.65	0.60	0.71
Cash dividends per common share	0.40	0.40	0.38	0.38	0.38
Book value per share	17.96	17.13	17.01	17.00	16.93
Dividend payout ratio	58.8%	58.0%	58.5%	63.3%	53.5%
Market price per share:
High	$40.18	$41.02	$41.43	$42.50	$43.99
Low	35.95	35.86	36.30	35.04	36.38
End of period	38.08	36.95	39.36	37.72	36.75
Common shares outstanding (in thousands)	558,066	557,894	556,501	555,623	554,400
Average common shares outstanding (in thousands):
Basic	555,565	554,978	554,398	553,591	553,855
Diluted	557,949	557,489	556,869	556,322	557,681
Market capitalization	$21,251	$20,614	$21,904	$20,958	$20,374
Price/earnings ratio (b)	14.53	13.94	14.52	13.57	14.76

Financial Ratios
Return on average assets	1.41%	1.45%	1.41%	1.27%	1.51%
Return on average equity	15.1%	16.0%	15.3%	13.9%	16.6%
Noninterest income as a percent of total revenue	48%	48%	46%	46%	46%
Average equity as a percent of average assets	9.33%	9.09%	9.17%	9.12%	9.11%
Tangible equity	7.40%	6.92%	6.90%	6.87%	6.84%
Net interest margin (a)	2.99%	3.01%	3.08%	3.11%	3.16%
Efficiency (a)	55.5%	55.3%	54.7%	55.6%	53.5%
Effective tax rate	27.6%	28.5%	30.7%	28.9%	29.2%

Credit Quality
Net losses charged off	$79	$67	$73	$117	$64
Net losses charged off as a percent of average loans and leases	0.43%	0.37%	0.42%	0.67%	0.38%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.04%	1.05%	1.06%	1.06%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.14%	1.16%	1.16%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.56%	0.49%	0.51%	0.52%	0.51%

Average Balances
Loans and leases, including held for sale	$73,938	$73,093	$71,634	$70,489	$68,556
Total securities and other short-term investments	21,582	22,439	22,917	23,274	24,915
Total assets	105,868	105,741	104,736	103,988	103,699
Transaction deposits	48,543	49,282	48,951	48,937	47,568
Core deposits	59,337	59,731	58,700	58,080	56,298
Wholesale funding	33,040	32,903	33,123	33,192	34,615
Shareholders’ equity	9,878	9,607	9,601	9,480	9,451

Regulatory Capital Ratios (c)
Tier I capital	8.59%	8.52%	8.51%	8.35%	8.42%
Total risk-based capital	10.55%	10.45%	10.49%	10.42%	10.54%
Tier I leverage	8.54%	8.38%	8.24%	8.08%	7.93%

Operations
Banking centers	1,145	1,138	1,132	1,119	1,106
ATMs	2,114	2,034	2,025	2,024	1,996
Full-time equivalent employees	21,301	21,230	21,497	21,681	21,674
(a)	Presented on a fully taxable equivalent basis
(b)	Based on the most recent twelve-month diluted earnings per share and end of period stock prices
(c)	Current period regulatory capital ratios are estimates

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change				Year to Date		% Change
	September 2006	June 2006	September 2005	Yr/Yr		Seq		September 2006	September 2005	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,294	$1,227	$1,017	27%		5%		$3,668	$2,821	30%
Interest on securities:
Taxable	231	239	255	(9%	)	(4%	)	712	789	(10%	)
Exempt from income taxes	7	8	10	(26%	)	(4%	)	23	30	(25%	)
Total interest on securities	238	247	265	(10%	)	(4%	)	735	819	(10%	)
Interest on other short-term investments	2	3	1	125%		(10%	)	7	3	102%
Total interest income	1,534	1,477	1,283	20%		4%		4,410	3,643	21%
Interest Expense
Interest on deposits:
Interest checking	102	102	86	19%		1%		303	220	38%
Savings	95	87	48	100%		9%		259	109	137%
Money market	69	64	37	88%		7%		188	90	109%
Other time	116	105	68	71%		11%		308	182	70%
Certificates - $100,000 and over	81	61	34	137%		32%		191	89	115%
Foreign office	47	52	34	38%		(10%	)	143	89	60%
Total interest on deposits	510	471	307	66%		8%		1,392	779	79%
Interest on federal funds purchased	61	48	35	73%		27%		160	89	79%
Interest on short-term bank notes	-	-	-	NM		NM		-	6	(100%	)
Interest on other short-term borrowings	45	52	41	9%		(13%	)	142	102	39%
Interest on long-term debt	205	196	163	26%		4%		582	429	35%
Total interest expense	821	767	546	50%		7%		2,276	1,405	62%
Net Interest Income	713	710	737	(3%	)	1%		2,134	2,238	(5%	)
Provision for loan and lease losses	87	71	69	26%		22%		236	197	20%
Net interest income after provision for loan and lease losses	626	639	668	(6%	)	(2%	)	1,898	2,041	(7%	)
Noninterest Income
Electronic payment processing revenue	218	211	190	15%		3%		626	544	15%
Service charges on deposits	134	135	137	(2%	)	-		395	390	1%
Mortgage banking net revenue	36	41	45	(19%	)	(12%	)	125	132	(6%	)
Investment advisory revenue	89	96	89	(1%	)	(8%	)	276	271	2%
Corporate banking revenue	79	82	71	11%		(4%	)	236	207	14%
Other noninterest income	87	76	82	6%		15%		242	282	(14%	)
Securities gains (losses), net	19	14	8	128%		30%		34	38	(10%	)
Total noninterest income	662	655	622	6%		1%		1,934	1,864	4%
Noninterest Expense
Salaries, wages and incentives	288	303	285	1%		(5%	)	875	846	3%
Employee benefits	74	69	70	6%		7%		230	218	6%
Equipment expense	34	29	26	30%		17%		90	76	18%
Net occupancy expense	63	59	54	16%		6%		180	162	11%
Other noninterest expense	308	299	297	4%		3%		882	862	2%
Total noninterest expense	767	759	732	5%		1%		2,257	2,164	4%
Income before income taxes and cumulative effect	521	535	558	(7%	)	(3%	)	1,575	1,741	(10%	)
Applicable income taxes	144	153	163	(12%	)	(6%	)	456	524	(13%	)
Income before cumulative effect	377	382	395	(5%	)	(1%	)	1,119	1,217	(8%	)
Cumulative effect of change in accounting principle, net of tax (b)	-	-	-	NM		NM		4	-	NM
Net income	$377	$382	$395	(5%	)	(1%	)	$1,123	$1,217	(8%	)
Net income available to common shareholders (a)	$377	$382	$395	(5%	)	(1%	)	$1,122	$1,217	(8%	)
(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income (Taxable Equivalent)

$ in millions

(unaudited)

	For the Three Months Ended
	September 2006	June 2006	March 2006	December 2005	September 2005
Interest Income
Interest and fees on loans and leases	$1,294	$1,227	$1,146	$1,098	$1,017
Interest on securities:
Taxable	231	239	242	243	255
Exempt from income taxes	7	8	8	9	10
Total interest on securities	238	247	250	252	265
Interest on other short-term investments	2	3	2	2	1
Total interest income	1,534	1,477	1,398	1,352	1,283
Taxable equivalent adjustment	6	6	7	7	8
Total interest income (taxable equivalent)	1,540	1,483	1,405	1,359	1,291
Interest Expense
Interest on deposits:
Interest checking	102	102	99	94	86
Savings	95	87	76	67	48
Money market	69	64	55	50	37
Other time	116	105	89	81	68
Certificates - $100,000 and over	81	61	48	40	34
Foreign office	47	52	44	37	34
Total interest on deposits	510	471	411	369	307
Interest on federal funds purchased	61	48	51	49	35
Interest on short-term bank notes	-	-	-	-	-
Interest on other short-term borrowings	45	52	44	36	41
Interest on long-term debt	205	196	181	170	163
Total interest expense	821	767	687	624	546
Net interest income (taxable equivalent)	719	716	718	735	745
Provision for loan and lease losses	87	71	78	134	69
Net interest income (taxable equivalent) after provision for loan and lease losses	632	645	640	601	676
Noninterest Income
Electronic payment processing revenue	218	211	196	204	190
Service charges on deposits	134	135	126	133	137
Mortgage banking net revenue	36	41	47	42	45
Investment advisory revenue	89	96	91	87	89
Corporate banking revenue	79	82	76	92	71
Other noninterest income	87	76	80	77	82
Securities gains (losses), net	19	14	1	1	8
Total noninterest income	662	655	617	636	622
Noninterest Expense
Salaries, wages and incentives	288	303	284	287	285
Employee benefits	74	69	87	65	70
Equipment expense	34	29	27	29	26
Net occupancy expense	63	59	58	59	54
Other noninterest expense	308	299	275	323	297
Total noninterest expense	767	759	731	763	732
Income before income taxes and cumulative effect (taxable equivalent)	527	541	526	474	566
Taxable equivalent adjustment	6	6	7	7	8
Income before income taxes and cumulative effect	521	535	519	467	558
Applicable income taxes	144	153	160	135	163
Income before cumulative effect	377	382	359	332	395
Cumulative effect of change in accounting principle, net of tax (b)	-	-	4	-	-
Net income	$377	$382	$363	$332	$395
Net income available to common shareholders (a)	$377	$382	$363	$332	$395
(a)	Dividends on preferred stock are $.185 million for all quarters presented
(b)	Reflects a benefit of $3.5 million (net of $1.7 million of tax) for the adoption of SFAS No. 123(R) as of January 1, 2006 due to the recognition of an estimate of forfeiture experience to be realized for all stock-based awards

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	September 2006	June 2006	September 2005	Yr/Yr		Annual Seq
Assets
Cash and due from banks	$2,399	$2,670	$3,372	(29%	)	(40%	)
Available-for-sale and other securities (a)	19,514	20,345	22,537	(13%	)	(16%	)
Held-to-maturity securities (b)	359	358	332	8%		2%
Trading securities	164	173	105	56%		(20%	)
Other short-term investments	125	207	113	10%		(158%	)
Loans held for sale	872	931	1,237	(29%	)	(25%	)
Portfolio loans and leases:
Commercial loans	21,150	20,618	18,591	14%		10%
Construction loans	6,597	6,698	6,529	1%		(6%	)
Commercial mortgage loans	9,879	9,792	9,138	8%		4%
Commercial lease financing	4,895	4,899	4,731	3%		-
Residential mortgage loans	8,093	7,875	7,353	10%		11%
Consumer loans	22,834	22,556	21,786	5%		5%
Consumer lease financing	1,287	1,420	1,910	(33%	)	(37%	)
Unearned income	(1,255)	(1,281)	(1,284)	(2%	)	(8%	)
Portfolio loans and leases	73,480	72,577	68,754	7%		5%
Allowance for loan and lease losses	(761)	(753)	(727)	5%		4%
Portfolio loans and leases, net	72,719	71,824	68,027	7%		5%
Bank premises and equipment	1,902	1,853	1,643	16%		11%
Operating lease equipment	142	150	159	(11%	)	(20%	)
Goodwill	2,193	2,194	2,176	1%		-
Intangible assets	175	185	220	(20%	)	(22%	)
Servicing rights	504	489	417	21%		12%
Other assets	4,760	4,732	4,270	11%		2%
Total assets	$105,828	$106,111	$104,608	1%		(1%	)

Liabilities
Deposits:
Demand	$13,883	$14,078	$14,294	(3%	)	(5%	)
Interest checking	15,855	16,788	18,169	(13%	)	(22%	)
Savings	12,392	12,061	10,437	19%		11%
Money market	6,462	6,505	5,855	10%		(3%	)
Other time	10,818	10,627	8,867	22%		7%
Certificates - $100,000 and over	6,871	5,691	4,195	64%		82%
Foreign office	2,362	4,773	3,678	(36%	)	(200%	)
Total deposits	68,643	70,523	65,495	5%		(11%	)
Federal funds purchased	5,434	2,493	3,548	53%		468%
Short-term bank notes	-	-	-	NM		NM
Other short-term borrowings	3,833	5,275	6,075	(37%	)	(108%	)
Accrued taxes, interest and expenses	2,156	1,995	2,136	1%		32%
Other liabilities	1,570	1,767	1,447	9%		(44%	)
Long-term debt	14,170	14,502	16,522	(14%	)	(9%	)
Total liabilities	95,806	96,555	95,223	1%		(3%	)
Total shareholders’ equity (c)	10,022	9,556	9,385	7%		19%
Total liabilities and shareholders’ equity	$105,828	$106,111	$104,608	1%		(1%	)
(a) Amortized cost	$20,103	$21,376	$22,993	(13%	)	(24%	)
(b) Market values	359	358	332	8%		2%
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	-		-
Outstanding, excluding treasury	558,066	557,894	554,400	1%		-
Treasury	25,361	25,533	29,027	(13%	)	(3%	)

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	September 2006	June 2006	March 2006	December 2005	September 2005
Assets
Cash and due from banks	$2,399	$2,670	$2,494	$3,078	$3,372
Available-for-sale and other securities (a)	19,514	20,345	21,276	21,924	22,537
Held-to-maturity securities (b)	359	358	365	389	332
Trading securities	164	173	156	117	105
Other short-term investments	125	207	159	158	113
Loans held for sale	872	931	744	1,304	1,237
Portfolio loans and leases:
Commercial loans	21,150	20,618	19,878	19,174	18,591
Construction loans	6,597	6,698	6,600	7,037	6,529
Commercial mortgage loans	9,879	9,792	9,861	9,188	9,138
Commercial lease financing	4,895	4,899	4,911	4,852	4,731
Residential mortgage loans	8,093	7,875	7,708	7,152	7,353
Consumer loans	22,834	22,556	22,210	22,084	21,786
Consumer lease financing	1,287	1,420	1,577	1,751	1,910
Unearned income	(1,255)	(1,281)	(1,323)	(1,313)	(1,284)
Portfolio loans and leases	73,480	72,577	71,422	69,925	68,754
Allowance for loan and lease losses	(761)	(753)	(749)	(744)	(727)
Portfolio loans and leases, net	72,719	71,824	70,673	69,181	68,027
Bank premises and equipment	1,902	1,853	1,798	1,726	1,643
Operating lease equipment	142	150	137	143	159
Goodwill	2,193	2,194	2,194	2,169	2,176
Intangible assets	175	185	189	208	220
Servicing rights	504	489	468	441	417
Other assets	4,760	4,732	4,391	4,387	4,270
Total assets	$105,828	$106,111	$105,044	$105,225	$104,608

Liabilities
Deposits:
Demand	$13,883	$14,078	$14,134	$14,609	$14,294
Interest checking	15,855	16,788	17,511	18,282	18,169
Savings	12,392	12,061	11,902	11,276	10,437
Money market	6,462	6,505	6,399	6,129	5,855
Other time	10,818	10,627	10,105	9,313	8,867
Certificates - $100,000 and over	6,871	5,691	5,085	4,343	4,195
Foreign office	2,362	4,773	3,874	3,482	3,678
Total deposits	68,643	70,523	69,010	67,434	65,495
Federal funds purchased	5,434	2,493	3,715	5,323	3,548
Short-term bank notes	-	-	-	-	-
Other short-term borrowings	3,833	5,275	4,472	4,246	6,075
Accrued taxes, interest and expenses	2,156	1,995	2,169	2,142	2,136
Other liabilities	1,570	1,767	1,463	1,407	1,447
Long-term debt	14,170	14,502	14,746	15,227	16,522
Total liabilities	95,806	96,555	95,575	95,779	95,223
Total shareholders’ equity (c)	10,022	9,556	9,469	9,446	9,385
Total liabilities and shareholders’ equity	$105,828	$106,111	$105,044	$105,225	$104,608
(a) Amortized cost	$20,103	$21,376	$22,127	$22,533	$22,993
(b) Market values	359	358	365	389	332
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	1,300,000	1,300,000	1,300,000	1,300,000	1,300,000
Outstanding, excluding treasury	558,066	557,894	556,501	555,623	554,400
Treasury	25,361	25,533	26,926	27,804	29,027

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Shareholders’ Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	September 2006	September 2005	September 2006	September 2005
Total shareholders’ equity, beginning	$9,556	$9,353	$9,446	$8,924
Net income	377	395	1,123	1,217
Other comprehensive income, net of tax:
Change in unrealized gains and (losses):
Available-for-sale securities	288	(189)	13	(224)
Qualifying cash flow hedges	3	7	8	16
Change in additional pension liability	-	-	-	60
Comprehensive income	668	213	1,144	1,069
Cash dividends declared:
Common stock	(223)	(210)	(658)	(599)
Preferred stock (a)	-	-	(1)	(1)
Stock-based awards exercised, including treasury shares issued	6	15	30	55
Stock-based compensation expense	17	16	55	53
Loans repaid (issued) related to exercise of stock-based awards, net	2	3	7	8
Change in corporate tax benefit related to stock-based compensation	(1)	-	(1)	15
Shares acquired for treasury	-	(3)	(1)	(1,648)
Shares issued in business combination	-	-	-	1,509
Other	(3)	(2)	1	-
Total shareholders’ equity, ending	$10,022	$9,385	$10,022	$9,385
(a)	Dividends on preferred stock are $.185 million for all quarters presented

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	September 2006	June 2006	September 2005	Yr/Yr		Annual Seq
Assets
Interest-earning assets:
Loans and leases	$73,938	$73,093	$68,556	8%		5%
Taxable securities	20,836	21,642	24,013	(13%	)	(15%	)
Tax exempt securities	587	616	787	(25%	)	(18%	)
Other short-term investments	159	181	115	38%		(47%	)
Total interest-earning assets	95,520	95,532	93,471	2%		-
Cash and due from banks	2,355	2,564	2,742	(14%	)	(32%	)
Other assets	8,745	8,393	8,207	7%		17%
Allowance for loan and lease losses	(752)	(748)	(721)	4%		2%
Total assets	$105,868	$105,741	$103,699	2%		-

Liabilities
Interest-bearing liabilities:
Interest checking	$16,251	$17,025	$18,498	(12%	)	(18%	)
Savings	12,279	12,064	9,939	24%		7%
Money market	6,371	6,429	5,154	24%		(4%	)
Other time	10,794	10,449	8,730	24%		13%
Certificates - $100,000 and over	6,415	5,316	4,156	54%		82%
Foreign office	3,668	4,382	3,925	(7%	)	(65%	)
Federal funds purchased	4,546	3,886	4,001	14%		67%
Short-term bank notes	-	-	-	NM		NM
Other short-term borrowings	4,056	4,854	5,619	(28%	)	(65%	)
Long-term debt	14,355	14,465	16,914	(15%	)	(3%	)
Total interest-bearing liabilities	78,735	78,870	76,936	2%		(1%	)
Demand deposits	13,642	13,764	13,977	(2%	)	(4%	)
Other liabilities	3,613	3,500	3,335	8%		13%
Total liabilities	95,990	96,134	94,248	2%		(1%	)
Shareholders’ equity	9,878	9,607	9,451	5%		11%
Total liabilities and shareholders’ equity	$105,868	$105,741	$103,699	2%		-

Average common shares outstanding (in thousands):
Basic	555,565	554,978	553,855	-		-
Diluted	557,949	557,489	557,681	-		-

Yield Analysis
Interest-earning assets:
Loans and leases	6.96%	6.75%	5.90%
Taxable securities	4.39%	4.43%	4.22%
Tax exempt securities	7.29%	7.33%	7.42%
Other short-term investments	5.69%	5.60%	3.49%
Total interest-earning assets	6.40%	6.23%	5.48%

Interest-bearing liabilities:
Interest checking	2.49%	2.39%	1.84%
Savings	3.08%	2.90%	1.90%
Money market	4.30%	4.01%	2.82%
Other time	4.24%	4.00%	3.14%
Certificates - $100,000 and over	5.03%	4.64%	3.28%
Foreign office	5.05%	4.77%	3.41%
Federal funds purchased	5.33%	4.97%	3.50%
Short-term bank notes	-	-	-
Other short-term borrowings	4.42%	4.31%	2.92%
Long-term debt	5.66%	5.45%	3.80%
Total interest-bearing liabilities	4.14%	3.90%	2.82%

Ratios:
Net interest margin (taxable equivalent)	2.99%	3.01%	3.16%
Net interest rate spread (taxable equivalent)	2.26%	2.33%	2.66%
Interest-bearing liabilities to interest-earning assets	82.43%	82.56%	82.31%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	September 2006	September 2005	Yr/Yr
Assets
Interest-earning assets:
Loans and leases	$72,896	$66,812	9%
Taxable securities	21,527	24,569	(12%	)
Tax exempt securities	616	819	(25%	)
Other short-term investments	166	190	(13%	)
Total interest-earning assets	95,205	92,390	3%
Cash and due from banks	2,528	2,728	(7%	)
Other assets	8,467	8,101	5%
Allowance for loan and lease losses	(748)	(718)	4%
Total assets	$105,452	$102,501	3%

Liabilities
Interest-bearing liabilities:
Interest checking	$16,955	$19,240	(12%	)
Savings	11,979	9,660	24%
Money market	6,296	4,900	29%
Other time	10,334	8,271	25%
Certificates - $100,000 and over	5,473	3,883	41%
Foreign office	4,032	4,056	(1%	)
Federal funds purchased	4,328	4,040	7%
Short-term bank notes	-	332	(100%	)
Other short-term borrowings	4,540	5,250	(14%	)
Long-term debt	14,649	16,528	(11%	)
Total interest-bearing liabilities	78,586	76,160	3%
Demand deposits	13,693	13,791	(1%	)
Other liabilities	3,477	3,288	6%
Total liabilities	95,756	93,239	3%
Shareholders’ equity	9,696	9,262	5%
Total liabilities and shareholders’ equity	$105,452	$102,501	3%

Average common shares outstanding (in thousands):
Basic	554,985	554,687	-
Diluted	557,440	559,158	-

Yield Analysis
Interest-earning assets:
Loans and leases	6.74%	5.66%
Taxable securities	4.42%	4.30%
Tax exempt securities	7.41%	7.35%
Other short-term investments	5.44%	2.35%
Total interest-earning assets	6.22%	5.31%

Interest-bearing liabilities:
Interest checking	2.39%	1.53%
Savings	2.89%	1.51%
Money market	3.99%	2.46%
Other time	4.00%	2.94%
Certificates - $100,000 and over	4.66%	3.05%
Foreign office	4.73%	2.94%
Federal funds purchased	4.93%	2.96%
Short-term bank notes	-	2.60%
Other short-term borrowings	4.18%	2.60%
Long-term debt	5.31%	3.47%
Total interest-bearing liabilities	3.87%	2.47%

Ratios:
Net interest margin (taxable equivalent)	3.03%	3.27%
Net interest rate spread (taxable equivalent)	2.35%	2.84%
Interest-bearing liabilities to interest-earning assets	82.54%	82.43%

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	September 2006	June 2006	March 2006	December 2005	September 2005
Assets
Interest-earning assets:
Loans and leases	$73,938	$73,093	$71,634	$70,489	$68,556
Taxable securities	20,836	21,642	22,116	22,376	24,013
Tax exempt securities	587	616	644	698	787
Other short-term investments	159	181	157	200	115
Total interest-earning assets	95,520	95,532	94,551	93,763	93,471
Cash and due from banks	2,355	2,564	2,668	2,847	2,742
Other assets	8,745	8,393	8,261	8,105	8,207
Allowance for loan and lease losses	(752)	(748)	(744)	(727)	(721)
Total assets	$105,868	$105,741	$104,736	$103,988	$103,699

Liabilities
Interest-bearing liabilities:
Interest checking	$16,251	$17,025	$17,603	$17,828	$18,498
Savings	12,279	12,064	11,588	11,036	9,939
Money market	6,371	6,429	6,086	5,974	5,154
Other time	10,794	10,449	9,749	9,143	8,730
Certificates - $100,000 and over	6,415	5,316	4,670	4,354	4,156
Foreign office	3,668	4,382	4,050	3,703	3,925
Federal funds purchased	4,546	3,886	4,553	4,771	4,001
Short-term bank notes	-	-	-	-	-
Other short-term borrowings	4,056	4,854	4,718	4,408	5,619
Long-term debt	14,355	14,465	15,132	15,956	16,914
Total interest-bearing liabilities	78,735	78,870	78,149	77,173	76,936
Demand deposits	13,642	13,764	13,674	14,099	13,977
Other liabilities	3,613	3,500	3,312	3,236	3,335
Total liabilities	95,990	96,134	95,135	94,508	94,248
Shareholders’ equity	9,878	9,607	9,601	9,480	9,451
Total liabilities and shareholders’ equity	$105,868	$105,741	$104,736	$103,988	$103,699

Average common shares outstanding (in thousands):
Basic	555,565	554,978	554,398	553,591	553,855
Diluted	557,949	557,489	556,869	556,322	557,681

Yield Analysis
Interest-earning assets:
Loans and leases	6.96%	6.75%	6.51%	6.20%	5.90%
Taxable securities	4.39%	4.43%	4.44%	4.31%	4.22%
Tax exempt securities	7.29%	7.33%	7.59%	7.51%	7.42%
Other short-term investments	5.69%	5.60%	4.98%	4.41%	3.49%
Total interest-earning assets	6.40%	6.23%	6.03%	5.75%	5.48%

Interest-bearing liabilities:
Interest checking	2.49%	2.39%	2.28%	2.10%	1.84%
Savings	3.08%	2.90%	2.67%	2.41%	1.90%
Money market	4.30%	4.01%	3.64%	3.32%	2.82%
Other time	4.24%	4.00%	3.74%	3.50%	3.14%
Certificates - $100,000 and over	5.03%	4.64%	4.15%	3.66%	3.28%
Foreign office	5.05%	4.77%	4.39%	3.92%	3.41%
Federal funds purchased	5.33%	4.97%	4.50%	4.04%	3.50%
Short-term bank notes	-	-	-	-	-
Other short-term borrowings	4.42%	4.31%	3.82%	3.27%	2.92%
Long-term debt	5.66%	5.45%	4.85%	4.25%	3.80%
Total interest-bearing liabilities	4.14%	3.90%	3.57%	3.21%	2.82%

Ratios:
Net interest margin (taxable equivalent)	2.99%	3.01%	3.08%	3.11%	3.16%
Net interest rate spread (taxable equivalent)	2.26%	2.33%	2.46%	2.54%	2.66%
Interest-bearing liabilities to interest-earning assets	82.43%	82.56%	82.65%	82.31%	82.31%

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	September 2006	June 2006	March 2006	December 2005	September 2005
Average Loans and Leases (including unearned income)
Commercial:
Commercial loans	$20,769	$20,239	$19,461	$18,909	$18,203
Commercial mortgage	9,833	9,980	9,441	9,159	9,095
Commercial construction	5,913	5,840	6,211	6,051	5,700
Commercial leases	3,740	3,729	3,686	3,611	3,537
Subtotal - commercial	40,255	39,788	38,799	37,730	36,535
Consumer:
Residential mortgage	8,967	8,756	8,351	8,444	8,271
Residential construction	733	735	706	673	624
Credit card	979	897	855	825	778
Home equity	12,366	12,193	12,072	11,884	11,702
Other consumer loans	9,384	9,340	9,311	9,251	8,868
Consumer leases	1,254	1,384	1,540	1,682	1,778
Subtotal - consumer	33,683	33,305	32,835	32,759	32,021
Total average loans and leases	$73,938	$73,093	$71,634	$70,489	$68,556

End of Period Loans and Leases Serviced
Commercial:
Commercial loans	$21,150	$20,618	$19,878	$19,174	$18,591
Commercial mortgage	9,879	9,792	9,861	9,188	9,138
Commercial construction	5,879	5,950	5,883	6,342	5,880
Commercial leases	3,751	3,740	3,726	3,695	3,619
Subtotal - commercial	40,659	40,100	39,348	38,399	37,228
Consumer:
Residential mortgage	8,093	7,875	7,708	7,152	7,353
Residential construction	718	748	717	695	649
Credit card	986	945	851	866	805
Home equity	12,429	12,277	12,087	12,000	11,766
Other consumer loans	9,420	9,334	9,272	9,218	9,215
Consumer leases	1,175	1,298	1,439	1,595	1,738
Subtotal - consumer	32,821	32,477	32,074	31,526	31,526
Total portfolio loans and leases	73,480	72,577	71,422	69,925	68,754

Loans held for sale	872	931	744	1,304	1,237

Operating lease equipment	142	150	137	143	159

Loans and Leases Serviced for Others:
Residential mortgage (a)	27,823	27,057	26,399	25,669	24,525
Commercial mortgage (b)	756	890	2,183	2,126	2,095
Commercial loans (c)	3,404	3,332	3,182	2,744	2,528
Commercial leases (b)	256	258	271	264	240
Consumer loans (d)	596	677	774	871	972
Total loans and leases serviced for others	32,835	32,214	32,809	31,674	30,360
Total loans and leases serviced	$107,329	$105,872	$105,112	$103,046	$100,510

(a)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature and retains servicing responsibilities
(b)	Fifth Third sells certain commercial mortgage loans and commercial leases and retains servicing responsibilities
(c)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain primarily investment grade commercial loans to an unconsolidated qualified special purpose entity, which is wholly-owned by an independent third party
(d)	Fifth Third sells certain consumer loans and retains servicing responsibilities

Fifth Third Bancorp and Subsidiaries

Regulatory Capital (a)

$ in millions

(unaudited)

	As of
	September 2006	June 2006	March 2006	December 2005	September 2005
Tier I capital:
Shareholders’ equity	$10,022	$9,556	$9,469	$9,446	$9,385
Goodwill and certain other intangibles	(2,368)	(2,351)	(2,357)	(2,377)	(2,396)
Unrealized (gains) losses	379	674	561	405	310
Other	799	781	761	735	731
Total tier I capital	$8,832	$8,660	$8,434	$8,209	$8,030
Total risk-based capital:
Tier I capital	$8,832	$8,660	$8,434	$8,209	$8,030
Qualifying allowance for credit losses	857	849	840	838	823
Qualifying subordinated notes	1,150	1,108	1,126	1,193	1,193
Total risk-based capital	$10,839	$10,617	$10,400	$10,240	$10,046
Risk-weighted assets	$102,777	$101,605	$99,123	$98,293	$95,316
Ratios:
Average shareholders’ equity to average assets	9.33%	9.09%	9.17%	9.12%	9.11%
Regulatory capital:
Tier I capital	8.59%	8.52%	8.51%	8.35%	8.42%
Total risk-based capital	10.55%	10.45%	10.49%	10.42%	10.54%
Tier I leverage	8.54%	8.38%	8.24%	8.08%	7.93%
(a)	Current period regulatory capital data and ratios are estimated

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	September 2006	June 2006	March 2006	December 2005	September 2005
Summary of Credit Loss Experience
Losses charged off:
Commercial loans	($29)	($31)	($35)	($35)	($24)
Commercial mortgage loans	(8)	(5)	(2)	(3)	(5)
Construction loans	(1)	(3)	-	(3)	(1)
Residential mortgage loans	(5)	(6)	(4)	(5)	(3)
Consumer loans	(50)	(46)	(50)	(58)	(41)
Commercial lease financing	-	(2)	(1)	(28)	(1)
Consumer lease financing	(3)	(3)	(4)	(5)	(4)
Total losses	(96)	(96)	(96)	(137)	(79)

Recoveries of losses previously charged off:
Commercial loans	4	9	3	10	5
Commercial mortgage loans	1	1	-	1	-
Construction loans	-	-	-	-	-
Residential mortgage loans	-	-	-	-	-
Consumer loans	10	16	15	8	9
Commercial lease financing	1	1	2	-	-
Consumer lease financing	1	2	3	1	1
Total recoveries	17	29	23	20	15

Net losses charged off:
Commercial loans	(25)	(22)	(32)	(25)	(19)
Commercial mortgage loans	(7)	(4)	(2)	(2)	(5)
Construction loans	(1)	(3)	-	(3)	(1)
Residential mortgage loans	(5)	(6)	(4)	(5)	(3)
Consumer loans	(40)	(30)	(35)	(50)	(32)
Commercial lease financing	1	(1)	1	(28)	(1)
Consumer lease financing	(2)	(1)	(1)	(4)	(3)
Total net losses charged off	($79)	($67)	($73)	($117)	($64)

Allowance for loan and lease losses, beginning	$753	$749	$744	$727	$722
Total net losses charged off	(79)	(67)	(73)	(117)	(64)
Provision for loan and lease losses	87	71	78	134	69
Allowance for loan and lease losses, ending	$761	$753	$749	$744	$727

Reserve for unfunded commitments, beginning	$74	$69	$70	$69	$71
Provision for unfunded commitments	2	5	(1)	1	(2)
Acquisitions	-	-	-	-	-
Reserve for unfunded commitments, ending	$76	$74	$69	$70	$69

Components of allowance for credit losses:
Allowance for loan and lease losses	$761	$753	$749	$744	$727
Reserve for unfunded commitments	76	74	69	70	69
Total allowance for credit losses	$837	$827	$818	$814	$796

Nonperforming Assets and Delinquent Loans
Nonaccrual loans and leases (a)	$320	$281	$291	$294	$285
Renegotiated loans and leases	-	-	-	-	1
Other assets, including other real estate owned	91	77	73	67	65
Total nonperforming assets	$411	$358	$364	$361	$351
Ninety days past due loans and leases (a)	$196	$191	$160	$155	$156

Ratios
Net losses charged off as a percent of average loans and leases	0.43%	0.37%	0.42%	0.67%	0.38%
Allowance for loan and lease losses as a percent of loans and leases	1.04%	1.04%	1.05%	1.06%	1.06%
Allowance for credit losses as a percent of loans and leases	1.14%	1.14%	1.14%	1.16%	1.16%
Nonperforming assets as a percent of loans, leases and other assets, including other real estate owned	0.56%	0.49%	0.51%	0.52%	0.51%

(a)	Nonaccrual includes $29 million and Ninety Days Past Due includes $54 million of residential mortgage loans as of September 30, 2006.